UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 4, 2014

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Orrstown Financial Services, Inc. (the “Company”) will hold its 2015 annual meeting of shareholders (the “Annual Meeting”) to elect directors on April 28, 2015.

As is the typical practice, the Board plans to use a WHITE proxy card to solicit the vote of its shareholders at the Annual Meeting, which will be mailed to shareholders of record as of the record date for the Annual Meeting. The Company will announce the location, time and record date for the Annual Meeting at a later time.

Important Information.

This Form 8-K may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. The Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its shareholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”). SHAREHOLDERS ARE URGED TO READ THE ANNUAL MEETING PROXY AND ANY AND ALL SUPPLEMENTS AND AMENDMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Annual Meeting Proxy and other documents that the Company files with the SEC (when available) at the SEC’s website at www.sec.gov. The Annual Meeting Proxy and these other documents may also be obtained upon request addressed to the Secretary of the Company at 77 East King Street, P. O. Box 250, Shippensburg, Pennsylvania.

Certain Information Concerning Solicitation Participants.

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2014 annual meeting of shareholders, filed with the SEC on March 24, 2014 and on Forms 3, 4 and 5 which are currently on file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: December 4, 2014	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)

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